Exhibit 99.1

NetCache Business

(A Business Unit

Previously Owned by

Network Appliance, Inc.)

Statements of Direct Revenues and Expenses

for the Years Ended April 30, 2006, 2005, and

2004, and Independent Auditors’ Report

Deloitte & Touche LLP
Suite 600
225 West Santa Clara Street
San Jose, CA 95113-1728
USA

Tel: +1 408 704 4000
Fax: +1 408 704 3083
www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Network Appliance, Inc.

Sunnyvale, California

We have audited the accompanying statements of direct revenues and expenses of NetCache, a business unit previously owned by Network Appliance, Inc. (“NetApp”) and acquired by Blue Coat Systems, Inc. (“Blue Coat”) pursuant to an agreement between NetApp and Blue Coat dated June 22, 2006, as described in Note 1, for each of the three years in the period ended April 30, 2006. These statements are the responsibility of NetApp’s management. Our responsibility is to express an opinion on the statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of NetCache’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of these statements. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the accompanying statements of direct revenues and expenses were prepared from separate records maintained by NetApp and reflect significant assumptions and allocations. These statements were prepared to present the direct revenues and expenses of NetCache as described in Note 1 and are not intended to be a complete presentation of the financial position or the results of operations of NetCache, and may not necessarily be indicative of the conditions or the results of operations had NetCache been operated as an unaffiliated entity. Portions of certain expenses represent allocations made from home-office items applicable to the company as a whole.

In our opinion, the statements referred to above present fairly, in all material respects, the direct revenues and expenses of NetCache for each of the three years in the period ended April 30, 2006, pursuant to the agreement described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

January 4, 2007

NETCACHE BUSINESS

(A Business Unit Previously Owned by Network Appliance, Inc.)

COMBINED STATEMENTS OF DIRECT REVENUES AND EXPENSES

YEARS ENDED APRIL 30, 2006, 2005, AND 2004 (amounts in thousands)

	2006	2005	2004
REVENUES:
Product	$42,515	$57,553	$59,794
Software subscriptions	19,526	19,301	12,269
Service	13,369	10,691	7,503

Total revenues	75,410	87,545	79,566

COST OF REVENUES:
Product	21,362	22,353	25,034
Software subscriptions	6,198	4,131	3,144
Service	8,393	7,765	6,958

Total cost of revenues	35,953	34,249	35,136

GROSS MARGIN	39,457	53,296	44,430

OPERATING EXPENSES:
Sales and marketing	25,416	29,472	27,985
Research and development	7,921	7,938	7,256
General and administrative	3,285	3,939	3,655

Total operating expenses	36,622	41,349	38,896

EXCESS OF DIRECT REVENUES OVER COSTS AND EXPENSES	$2,835	$11,947	$5,534

The accompanying notes are an integral part of these statements of direct revenues and expenses.

NETCACHE BUSINESS

(A Business Unit Previously Owned by Network Appliance, Inc.)

NOTES TO THE STATEMENTS OF DIRECT REVENUES AND EXPENSES

YEARS ENDED APRIL 30, 2006, 2005, AND 2004

(Dollar and share amounts in thousands)

1.	OVERVIEW, BASIS OF PRESENTATION AND PURCHASE AGREEMENT

Overview—The NetCache™ business (“NetCache”) provides solutions to large enterprises to manage Internet Access and Security and control Web Content and Application Acceleration. NetCache is a business unit previously owned by Network Appliance, Inc. (“NetApp”) (a Delaware corporation), the leader in advanced networked storage solutions.

On June 22, 2006, NetApp entered into an asset purchase agreement with Blue Coat Systems, Inc. (“Blue Coat”). In connection with the transaction, NetApp has agreed to sell to Blue Coat certain assets related to its NetCache business in exchange for consideration to consist of $23,914 in cash and 360 shares of Blue Coat common stock. On September 11, 2006, NetApp announced that it had completed the sale of certain NetCache assets to Blue Coat. No inventory, receivables, fixed assets, or liabilities were transferred to Blue Coat as part of the transaction. The only assets transferred to Blue Coat in the asset purchase are a customer list and four patents, as well as NetApp’s agreement not to compete in the market served by NetCache for a period of no less than three years from and after September 11, 2006. Blue Coat will not be acquiring any other assets or liabilities, nor assuming any manufacturing commitments, facilities, or employees related to NetCache, except as identified in the Transition Services Agreement. As part of the Transition Services Agreement, NetApp will continue to produce NetCache products and sell them to Blue Coat for a period of one year. The products will be sold at cost (materials plus contract manufacturer’s cost) plus a markup to cover NetApp’s applicable overhead. Blue Coat is guaranteeing payment of all purchases from NetApp, including any potential excess inventory procured to manufacture NetCache product at Blue Coat’s request. An escrow account of $4,000 has been established by Blue Coat to support the guarantee in the event of default. NetApp is not obligated to ship NetCache product to Blue Coat in the event that the sum of outstanding receivables to NetApp and excess inventory purchasing obligations for NetCache product were to exceed $4,000.

NetApp will continue to provide services to its existing customers to fulfill warranty obligations and service contracts which expire over the next three years.

Basis of Presentation and Purchase Agreement—NetCache has not been operated by NetApp as a stand-alone business. NetApp has not maintained separate administrative support functions (such as finance, treasury, tax, and legal) dedicated to NetCache as such functions were provided at the corporate level. The information on the accompanying statements has been prepared by management of NetApp from NetApp’s consolidated financial statements and records for purposes of complying with Rule 3-05 of Regulations S-X. We believe that it is impractical to prepare complete financial statements relating to NetCache for the following reasons:

•	NetApp operated NetCache as a group of departments, not as a separate entity or subsidiary, and did not separately manage NetCache

•	NetApp did not separately maintain a general ledger or prepare financial statements for NetCache

•	NetApp did not maintain separate asset, liability, and cash flow records for NetCache

•	NetApp cannot objectively allocate certain corporate expenses such as interest income and expense and income taxes to NetCache

•	NetApp’s systems and procedures do not provide sufficient information for the preparation of stand-alone income tax and interest provisions

•	NetApp did not maintain separate administrative support functions (such as finance, treasury, tax, and legal) dedicated to NetCache.

As a result, complete income statement information for the NetCache business cannot be compiled. A balance sheet is not presented as only intangible assets with a zero-historical-cost basis were sold to Blue Coat. A statement of cash flows is not presented because Blue Coat did not purchase all of the assets nor assume all of the liabilities of NetCache, and preparation of such information was deemed to be not meaningful and impractical given the nature of the statements and information available relative to the assets acquired and liabilities assumed. NetApp’s cash management system was not designed to allocate cash and related financing transactions, and transaction systems were not designed to track certain liabilities and cash receipts and payments on a NetCache-specific basis. All operating activities of NetCache were funded by NetApp. In addition, a statement of stockholders’ equity is not presented, as the purchase agreement was structured such that only certain assets were acquired by Blue Coat. The accompanying Statements of Direct Revenues and Expenses and the related notes thereto for the fiscal years ended 2006, 2005, and 2004 have been prepared from the books and records maintained by NetApp, of which NetCache represented only a portion, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. These financial statements are therefore not intended to be a complete representation of the financial position or results of operations for NetCache as a stand-alone going concern, nor are they indicative of the results to be expected from future operations of NetCache. Further, these financial statements do not include any other adjustments or allocations of purchase price that may be required in accordance with accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

These statements of direct revenues and expenses include revenue and expense directly attributable to the NetCache. Direct revenues consist of product, software subscription, and service directly attributable to the NetCache business and allocated revenues based upon management’s estimate of revenue distribution by business units. Direct expenses include salaries and wages, fringe benefits, supplies, depreciation, amortization of intangible assets, and other expenses directly associated with revenue-generating activities of NetCache. Direct expenses also include allocations of certain other selling, general, and administrative expenses, and research and development expenses incurred by NetApp. These expenses are allocated to NetCache using estimates that NetApp management considers to be a reasonable reflection of the utilization of services provided to or benefits received by NetCache relative to NetApp’s total costs, as described further in Note 2. In the opinion of management, this method of allocating costs is reasonable and has been consistently applied. However, the resulting allocated costs are not intended to and do not necessarily equal the costs that NetCache would have incurred on a stand-alone basis. Expenses and income such as interest expense and income and income taxes have been excluded from the accompanying statements of direct revenues and expenses, as it is not practicable to isolate or allocate such expenses and income to NetCache.

2.	SIGNIFICANT ACCOUNTING POLICES

Fiscal Years—NetApp and its operations, including the NetCache business unit, operate on a fiscal year ending April 30.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States require management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. As discussed in Note 1, the statements of direct revenues and expenses include allocations and estimates that are not necessarily indicative of the revenues, costs, and expenses that would have resulted if NetCache had been operated as a stand-alone entity.

Revenue Recognition and Allowances—NetCache total revenues included direct revenues directly attributable to the NetCache business and allocated revenues of $9,379, $9,132, and $14,505 for fiscal years 2006, 2005, and 2004, respectively, based upon management’s estimate of revenue distribution by business units.

We apply the provisions of Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, and related interpretations to our product sales, both hardware and software, because our software is essential to the performance of our hardware. We recognize revenue when:

•

Persuasive evidence of an arrangement exists. It is our customary practice to have a purchase order and/or contract prior to recognizing revenue on an arrangement from our end users, customers, value-added resellers, or distributors.

•

Delivery has occurred. Our product is physically delivered to our customers, generally with standard transfer terms such as freight on board (“FOB”) origin. We typically do not allow for restocking rights with any of our value-added resellers or distributors. Products shipped with acceptance criteria or return rights are not recognized as revenue until all criteria are achieved. If undelivered products or services exist that are essential to the functionality of the delivered product in an arrangement, delivery is not considered to have occurred.

•

The fee is fixed or determinable. Arrangements with payment terms extending beyond our standard terms, conditions, and practices are not considered to be fixed or determinable. Revenue from such arrangements is recognized as the fees become due and payable. We typically do not allow for price-protection rights with any of our value-added resellers or distributors.

•

Collection is probable. Probability of collection is assessed on a customer-by-customer basis. Customers are subjected to a credit review process that evaluates the customers’ financial position and ultimately their ability to pay. If it is determined at the outset of an arrangement that collection is not probable based upon our review process, revenue is recognized upon cash receipt.

Our multiple element arrangements include our systems and generally may also include one or more of the following undelivered elements: installation services, software subscriptions, premium hardware maintenance, and storage review services. If the arrangement contains both software-related and non-software related elements, we allocate revenue to the non-software elements based on objective and reliable evidence of fair value in accordance with Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. Non-software elements are items for which the functionality of the software is not essential to its performance; the non-software related elements in our arrangements may consist of storage optimization reviews (which are only sold within a bundled offering that also contains software-related services), technical consulting, and/or installation services. For undelivered software-related elements, we apply the provisions of SOP No. 97-2 and determine fair value of these undelivered software-related elements based on vendor-specific objective evidence (“VSOE”) which for us consists of the prices charged when these services are sold separately.

For arrangements with multiple elements, we recognize as revenue the difference between the total arrangement price and the greater of fair value or stated price for any undelivered elements (the “residual method”).

Our software subscriptions entitle our customers to receive unspecified product upgrades and enhancements on a when-and-if-available basis, bug fixes, and patch releases. Premium hardware maintenance services include contracts for technical support and minimum response times. Revenue from software subscriptions and premium hardware maintenance services is recognized ratably over the contractual term, generally one to three years; standard hardware warranty costs are considered an obligation under Statement of Financial Accounting Standards (“SFAS”) No. 5, Accounting for Contingencies, (SFAS No. 5) and are expensed to cost of revenues when revenue is recognized. We also offer extended service contracts (which may include standard warranty as well as premium hardware maintenance) at the end of the warranty term; revenues from these contracts are recognized ratably over the contract term. When storage optimization reviews are sold as a bundled element with our software subscriptions and premium hardware maintenance services, the revenue is recognized ratably over the contract term. We typically sell technical consulting services separately from any of our other revenue elements, either on a time and materials basis or for fixed price standard projects; we recognize revenue for these services as they are performed. Revenue from hardware installation services is recognized at the time of delivery and any remaining costs are accrued, as the remaining undelivered services are considered to be inconsequential and perfunctory.

If VSOE cannot be obtained to determine fair value of the undelivered elements, revenue from the entire arrangement would be deferred and recognized as these elements are delivered. This would have a material effect on the timing of product revenues.

We record reductions to revenue for estimated sales returns at the time of shipment. Sales returns are estimated based on historical sales returns, changes in customer demand, current trends, and our expectations regarding future experience. Reductions to revenue associated with sales returns include consideration of historical sales levels, the timing and magnitude of historical sales returns, and a projection of this experience into the future. We monitor and analyze the accuracy of sales returns estimates by reviewing actual returns and adjust them for future expectations to determine the adequacy of our current and future reserve needs.

We also maintain a separate allowance for doubtful accounts for estimated losses based on our assessment of the collectibility of specific customer accounts and the aging of the accounts receivable. We analyze accounts receivable and historical bad debts, customer concentrations, customer solvency, current economic and geographic trends, and changes in customer payment terms and practices when evaluating the adequacy of current and future allowance. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, a specific allowance for bad debt is estimated and recorded, which reduces the recognized receivable to the estimated amount we believe will ultimately be collected. We monitor and analyze the accuracy of allowance for doubtful accounts estimate by reviewing past collectibility and adjust it for future expectations to determine the adequacy of our current and future allowance.

Cost of Revenues—Cost of revenues includes all variable and fixed costs associated with manufacturing the product and providing the related customer services, raw materials, packaging materials, rework, freight in/out, direct labor, indirect labor, the cost of goods purchased from third parties, royalties, amortization of intangibles, manufacturing overhead including depreciation, and customer service overhead including depreciation. We also allocate a portion of cost of revenues to NetCache based upon management’s estimate of resources utilized to generate NetCache revenues, primarily as a percentage of revenues and cost of revenues mix. For fiscal years 2006, 2005, and 2004, $15,841, $15,889, and $17,197, respectively, of allocated cost of revenues were included in the statements of direct revenues and expenses.

Selling and Marketing Expenses—Marketing expenses include salaries for marketing personnel, advertising, partner program expenses, and promotional expenses specific to the NetCache business. Selling expenses reflect salaries, commissions, travel and entertainment, and certain customer service and support costs. We allocate a portion of sales and marketing expenses to NetCache based upon management’s estimate of resources utilized by NetCache, primarily as a percentage of revenue. For fiscal years 2006, 2005, and 2004, $20,132, $23,872, and $22,070, respectively, of allocated selling and marketing expenses were included in the statements of direct revenues and expenses.

Research and Development Expenses—Research and development expenses reflect salaries and benefits of our NetCache engineering personnel, prototype expenses, non-recurring engineering charges, and fees paid to outside consultants for NetCache. We also allocate a portion of the other research and development expenses to NetCache based upon management’s estimate of resources utilized by NetCache, including headcount and revenue distribution. For fiscal years 2006, 2005, and 2004, $4,777, $4,857, and $4,595, respectively, of allocated research and development expenses were included in the statements of direct revenues and expenses.

General and Administrative Expenses—General and administrative expenses reflect an allocated portion of salaries and benefits of our general and administrative personnel, legal expenses, audit and accounting charges, regulatory and compliance fees, professional fees paid to outside consultants, and amortization of intangibles of $2,954 for fiscal year 2004. We allocate a portion of the general and administrative expenses to NetCache based upon management’s estimate of resources utilized by NetCache primarily as a percentage of revenue. For fiscal years 2006, 2005, and 2004, $3,285, $3,931, and $3,637, respectively, of allocated general and administrative expenses were included in the statements of direct revenues and expenses.

Stock Compensation Expenses—Stock compensation expenses relate to stock options assumed in an acquisition that was incorporated into the NetCache technology.

Valuation of Goodwill and Intangibles—Identifiable intangible assets are amortized over time, while in-process research and development is recorded as a charge on the date of acquisition and goodwill is capitalized, subject to periodic review for impairment. Accordingly, the allocation of the acquisition cost to identifiable intangible assets has a significant impact on our future operating results. The allocation process requires extensive use of estimates and assumptions, including estimates of future cash flows expected to be generated by the acquired assets. Should conditions be different than management’s current assessment, material write-downs of the fair value of intangible assets may be required. We periodically review the estimated remaining useful lives of our other intangible assets. In addition, a reduction in the estimate of remaining useful life could result in accelerated amortization expense or a write-down in future periods. As such, any future write-downs of these assets would adversely affect our gross and operating margins. We currently do not foresee changes to useful lives or write-downs to these assets.

Under our accounting policy we perform an annual review in the fourth quarter of each fiscal year, or more often if indicators of impairment exist. Triggering events for impairment reviews may be indicators such as adverse industry or economic trends, restructuring actions, lower projections of profitability, or a sustained decline in our market capitalization. Evaluations of possible impairment and, if applicable, adjustments to carrying values, require us to estimate, among other factors, future cash flows, useful lives, and fair market values of our reporting units and assets. When we conduct our evaluation of goodwill, the fair value of goodwill is assessed using valuation techniques that require significant management judgment. Should conditions be different from management’s last assessment, significant write-downs of goodwill may be required. In fiscal 2006, 2005, and 2004 we performed such evaluation and found no impairment. However, any future write-downs of goodwill would adversely affect our operating margins.

Concentration of Credit Risk—Financial instruments that potentially subject NetCache to concentrations of credit risk consist primarily of trade accounts receivable. We sell our products primarily to large organizations in different industries and geographies. Credit risk is mitigated by our credit evaluation process and limited payment terms. We do not require collateral or other security to support accounts receivable. Management maintains reserves for estimated credit losses, and to date such losses have been within management’s expectations. No single customer accounted for more than 10% of NetCache’s revenues during the periods presented.

Loss Contingencies—The NetCache business is subject to the possibility of various loss contingencies arising in the course of business. We consider the likelihood of the loss or impairment of an asset or the incurrence of a liability as well as our ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when it is probable that a liability has been incurred or an asset has been impaired and the amount of loss can be reasonably estimated. In the fiscal years 2006, 2005, and 2004, we did not identify or accrue for any loss contingencies. We regularly evaluate current information available to us to determine whether such accruals should be adjusted.

Risk and Uncertainties—There are no concentrations of business transacted with a particular customer nor concentrations of sales from a particular market or geographic area that would severely impact our business in the near term. However, the NetCache business relies on a limited number of suppliers for certain key components and several key contract manufacturers to manufacture most of our products; any disruption or termination of these arrangements could materially adversely affect our operating results.

Inventories—Inventories are stated at the lower of cost (first-in, first-out basis) or market. Cost components include materials, labor, and manufacturing overhead costs. We write down inventory and record purchase commitment liabilities for excess and obsolete inventory equal to the difference between the cost of inventory and the estimated fair value based upon assumptions about future demand and market conditions.

Property and Equipment—Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years. Land at various sites are not depreciated but are reviewed for impairment. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the remaining term of the lease. Building improvements are amortized over the estimated lives of the assets, which generally range from 10 to 40 years. Construction in progress will be amortized over the estimated useful lives of the respective assets when they are ready for their intended use.

We review the carrying values of long-lived assets whenever events and circumstances indicate that the net book value of an asset may not be recovered through expected future cash flows from its use and eventual disposition. The amount of impairment loss, if any, is measured as the difference between the net book value and the estimated fair value of the asset.

Software Development Costs—The costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with

SFAS No. 86, Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed. Because we believe our current process for developing software is essentially completed concurrently with the establishment of technological feasibility, which occurs upon the completion of a working model, no costs have been capitalized for any of the periods presented. In accordance with SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, the cost of internally developed software is capitalized and included in property and equipment at the point at which the conceptual formulation, design, and testing of possible software project alternatives have been completed and management authorizes and commits to funding the project. Pilot projects and projects where expected future economic benefits are less than probable are not capitalized. Internally developed software costs include the cost of software tools and licenses used in the development of our systems, as well as consulting costs. Completed projects are transferred to property and equipment at cost and are amortized on a straight-line basis over their estimated useful lives, generally three years. We did not capitalize any software development costs in fiscal 2006, 2005, and 2004.

Derivative Instruments—We follow SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Derivatives that are not designated as hedges are adjusted to fair value through earnings. If the derivative is designated as a hedge, depending on the nature of the exposure being hedged, changes in fair value will either be offset against the change in fair value of the hedged items through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of the hedge is recognized in earnings immediately. For all periods presented, realized gains and losses on ineffective portion of the hedge were not material.

We use derivative financial instruments, principally currency forward contracts and currency options, to attempt to minimize the impact of exchange rate movements on our balance sheet and operating results. The maturities of these instruments are generally less than one year. Our major foreign currency exchange exposures and related hedging programs are described below:

Balance Sheet—We utilize foreign currency forward and options contracts to hedge exchange rate fluctuations related to certain foreign assets and liabilities. Gains and losses on these derivatives offset gains and losses on the assets and liabilities being hedged and the net amount is included in earnings.

The premiums paid on the foreign currency option contracts are recognized as a reduction to other income when the contract is entered into.

Forecasted Transactions—We use currency forward contracts to hedge exposures related to forecasted sales and operating expenses denominated in certain foreign currencies. These contracts are designated as cash flow hedges and in general closely match the underlying forecasted transactions in duration. The contracts are carried on the balance sheet at fair value and the effective portion of the contracts’ gains and losses is recorded as other comprehensive income until the forecasted transaction occurs.

3.	STOCK-BASED COMPENSATION

Our employees participate in the stock based compensation plans of NetApp. We account for stock-based compensation in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosures. Deferred compensation recognized under APB Opinion No. 25 is amortized ratably to expense over the vesting periods.

We adopted the disclosure-only provisions of SFAS No. 123, and accordingly, no expense has been recognized for options granted to employees under the various option plans available to our employees. We amortize deferred stock-based compensation ratably over the vesting periods of the applicable stock purchase rights, restricted stocks, and stock options, generally four years. Deferred stock compensation under APB Opinion No. 25 and pro forma net income (loss) under the provisions of SFAS No. 123 are adjusted to reflect cancellations and forfeitures due to employee terminations as they occur.

Had compensation expense been determined based on the fair value at the grant date for awards, consistent with the provisions of SFAS No. 123, our pro forma direct revenues over costs and direct expenses for the years ended April 30 would be as follows:

	2006	2005	2004
Excess of direct revenues over costs and expenses	$2,835	$11,947	$5,534
Add stock-based employee compensation expense included in reported net income under APB Opinion No. 25	—	134	398
Deduct total stock-based compensation determined under fair-value-based method for all awards	(5,827)	(6,596)	(8,449)

Pro forma excess (deficiencies) of direct revenues over costs and expenses	$(2,992)	$5,485	$(2,517)

Included in the SFAS No. 123 expenses were allocated cost of $5,509, $6,208, and $7,967 for fiscal years 2006, 2005, and 2004, respectively.

The fair values of each option grant and shares purchased were estimated on the date of grant using the Black-Scholes option pricing model and were not remeasured as a result of subsequent stock price fluctuations. The following assumptions were used:

	Stock Option Plans			Employee Stock Purchase Plan
	2006	2005	2004	2006	2005	2004
Expected life (in years)	3.85	3.74	3.42	0.50	0.50	0.50
Risk-free interest rate	4%-5%	3%-4%	2%	3%-5%	1-3%	74%-77%
Volatility	66%-69%	70%-73%	74%-77%	66%-69%	70%-73%	74%-77%
Expected dividends	—	—	—	—	—	—

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including the expected stock price volatility. We use projected volatility rates, which are based upon historical volatility rates since our initial public offering trended into future years.

4.	COMMITMENTS AND CONTINGENCIES

NetCache has no capital or operating leases commitments for any of the fiscal years 2006, 2005, and 2004.

We enter into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, we agree to defend and indemnify the other party—primarily our customers or business partners or subcontractors—for damages and reasonable costs incurred in any suit or claim brought against them alleging that our products sold to them infringe any U.S. patent, copyright, trade secret, or similar right. If a product becomes the subject of an infringement claim, we may, at our option: (i) replace the product with another noninfringing product that provides substantially similar performance; (ii) modify the infringing product so that it no longer infringes but remains functionally equivalent; (iii) obtain the right for the customer to continue using the product at our expense and for the reseller to continue selling the product; (iv) take back the infringing product and refund to customer the purchase price paid less depreciation amortized on a straight-line basis. We have not been required to make material payments pursuant to these provisions historically. We have not identified any losses that are probable under these provisions and, accordingly, we have not recorded a liability related to these indemnification provisions.

5.	GEOGRAPHIC AND CUSTOMER INFORMATION

The following table presents total revenues for the years ended April 30, 2006, 2005, and 2004, by geographic areas:

	2006	2005	2004
Total revenues:
United States	$23,427	$26,764	$26,580
United Kingdom	7,315	9,591	9,052
Japan	7,243	8,953	8,316
All other countries	37,425	42,237	35,618

Total revenues	$75,410	$87,545	$79,566

Total revenues above are attributed to regions based on customers’ shipment locations.

International sales, including export sales, are derived from countries principally in Europe and Asia, which include the United Kingdom, Japan, Germany, France, and Australia.

No customer accounted for 10% or more of total revenues in fiscal 2006, 2005, and 2004.

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